NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.

_______

US $50,000.00

 NGFC EQUITIES, INC.

 PROMISSORY NOTE DUE DECEMBER 30, 2016

THIS Note is a duly authorized issuance of NGFC EQUITIES, INC., a Florida corporation  (the "Company") designated as its March 2016 Note.

FOR VALUE RECEIVED, the Company promises to pay to SOUTHRIDGE PARTNERS II LP, the registered holder hereof (the "Holder"), the principal sum of Fifty Thousand  and 00/100 Dollars (US $50,000.00), plus accrued interest in the amount of seven percent (7%) per annum on all outstanding principal on December 30, 2016 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, plus accrued interest, in cash on the Maturity Date to the registered holder of this Note.  The wire transfer of such amount shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by wire transfer plus any amounts so deducted.

This Note is subject to the following additional provisions:

1.

[RESERVED]

2.

This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws.

3.

No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note plus accrued interest, at the time and place herein prescribed.  This Note is a direct obligation of the Company.

4.

Presentment.  Except as set forth herein, the Company waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Holder without in any way affecting the liability of the Company.

5.

Maximum Rate.  All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and Holder with respect to the indebtedness evidenced hereby.

6.      This Note shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7.

The following shall constitute an "Event of Default":

a.

The Company shall default in the payment of principal and interest on this Note and same shall continue for a period of five (5) days; or

b.

Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c.

The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

d.

The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, the Agreement, and any such failure shall continue uncured for ten (10) business days; or

e.

The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f.

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.

Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Fifty Thousand ($150,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

j.

The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

Collection.  In the event this Note is placed by Holder in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company agrees to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: March 23, 2016

  NGFC EQUITIES, INC.

By:  /s/ I Andrew Weeraratne

I. Andrew Weeraratne

(Print Name)

Chief Executive Officer

Title:

ATTESTOR

By: _________________________

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